Exhibit 10.4





                                LICENSE AGREEMENT
                                -----------------



                                    BETWEEN:
                                    --------

                               ENDOVASC LTD., INC.
                               -------------------

                                      AND:
                                      ----

                             MIV THERAPEUTICS, INC.
                             ----------------------




                             MIV THERAPEUTICS, INC.
                             ----------------------
                             Unit 1, 8765 Ash Street
                  Vancouver, British Columbia, Canada, V6P 6T3

                                   ----------

                                LICENSE AGREEMENT
                                -----------------


                  THIS LICENSE AGREEMENT is made and dated for reference effective as at the 29th day of April, 2002 (the "EFFECTIVE DATE") as duly executed on this 6th day of May, 2002 (the "EXECUTION DATE").


BETWEEN:
--------


                  ENDOVASC LTD., INC., a company incorporated under the laws of the State of Nevada and having a business office and an address for notice and delivery located at 15001 Walden Road, Suite 108, Montgomery, Texas, U.S.A., 73356

                  (the "LICENSOR");

                                                               OF THE FIRST PART
                                                               -----------------

AND:
----

                  MIV THERAPEUTICS, INC., a company incorporated under the laws of the State of Nevada and having a business office and an address for notice and delivery located at Unit 1, 8765 Ash Street, Vancouver, British Columbia, Canada, V6P 6T3

                  (the "LICENSEE");

                                                              OF THE SECOND PART
                                                              ------------------

                  (the Licensor and the Licensee being hereinafter singularly also referred to as a "PARTY" and collectively referred to as the "PARTIES" as the context so requires).

                  WHEREAS:
                  --------

A. The Licensor owns certain patented technologies marketed under the trade names PROstent(TM) and Liprostin(TM)/PROstent(TM), and the Licensor's referenced technologies have multiple stent coating applications for use with other medical devices, including catheter delivery of PROstent(TM) (collectively, the "TECHNOLOGY");

B. The Licensor is desirous of entering into this agreement (the "AGREEMENT") with the objective of furthering society's use of its Technology and to generate further research with respect to the Technology;


C. The Licensor is desirous of granting to the Licensee and the Licensee is desirous of acquiring from the Licensor an exclusive world-wide (the "AREA") license (the "LICENSE") to use or cause to be used the Technology and any improvements in any manner and for any purpose whatsoever and including, without limiting the generality of the foregoing, to in any manner develop, maintain, manufacture, distribute (with the exclusivity of distribution only being limited to the areas of Canada, the United States and Mexico), market, sell, lease and/or license or sub-license all products derived or developed from such Technology and to sell the same to the general public throughout the Area in perpetuity during the continuance of this Agreement; and


D. The Licensee agrees to assist the Licensor in its Liprostin(TM)/PROstent(TM) research in accordance with the terms and conditions contained herein;


                  NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:


                                    ARTICLE 1
                                    ---------
                    DEFINITIONS, SCHEDULES AND INTERPRETATION
                    -----------------------------------------


1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:


         (a) "ACCOUNTING" means an accounting statement setting out in detail as to how the amount of Revenue (as hereinafter defined) is determined;


         (b) "AGREEMENT" means this "License Agreement" as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof together with all Schedules as attached thereto;


         (c) "ARBITRATION ACT" means the COMMERCIAL ARBITRATION ACT (British Columbia), R.S.B.C. 1996, as amended, as set forth in Article "18" hereinbelow;

         (d)      "AREA" has the meaning ascribed to it in recital "C."
                  hereinabove;


         (e) "BENEFITS" has the meaning ascribed to it in section "6.3" hereinbelow;


         (f) "DEFAULTING PARTY" and "NON-DEFAULTING PARTY" have the meanings ascribed to them in section "19.1" hereinbelow;


         (g) "EFFECTIVE DATE" and "EXECUTION DATE" have the meanings ascribed to them on the front page of this Agreement;


         (h) "GROSS SALES" means all revenues, receipts and monies directly or indirectly collected or received, whether for cash or credit or by way of any benefit, advantage or concession, by the Licensee from the marketing, manufacturing, sale, distribution (where permitted), leasing and sub-licensing (where permitted) of the Products (as hereinafter defined), Improvements (as hereinafter defined) or otherwise in respect to the Technology as specifically permitted in the Area. All Gross Sales for calculation and accounting purposes shall be converted and expressed in the equivalent in United States dollars on the date payment is received, or deemed received, by the Licensee at the rate of exchange set by the Royal Bank of Canada at its principal offices located in Vancouver, British Columbia;


         (i) "IMPROVEMENTS" means any and all improvements, variations, updates, modifications, enhancements and alterations directly related to the Technology which are invented, developed and/or acquired after the Effective Date by the Licensor or the Licensee, their employees, servants, agents, sub-licensees or subcontractors, whether patentable or not, which:


                  (i) if patentable, which claim priority from any of the patents or patent applications which comprise the Technology and cannot be used or practised without a license of the Technology; or


                  (ii) if not patentable, which relate directly to the Technology;


         (j) "INDEMNIFIED PARTY" has the meaning ascribed to it in section "16.1" hereinbelow;


         (k) "JOINT VENTURE" has the meaning ascribed to it in section "12.1" hereinbelow;

         (l) "LICENSE" has the meaning ascribed to it in recital "C." hereinabove as granted in accordance with section "2.1" hereinbelow;


         (m) "LICENSEE" means MIV Therapeutics, Inc., a company incorporated under the laws of the State of Nevada, or any successor company, however formed, whether as a result of merger, amalgamation or other action;


         (n) "LICENSE FEE" has the meaning ascribed to it in section "6.1" hereinbelow;


         (o) "LICENSE FEE SHARES" has the meaning ascribed to it in section "6.1" hereinbelow;


         (p) "LICENSOR" means Endovasc Ltd., Inc., a company incorporated under the laws of the State of Nevada, or any successor company, however formed, whether as a result of merger, amalgamation or other action;


         (q) "NEW TECHNOLOGY" has the meaning ascribed to it in section "12.1" hereinbelow;


         (r) "PARTY" or "PARTIES" means the Licensor and/or the Licensee hereto, as the context so requires, and their respective successors and permitted assigns as the context so requires;


         (s) "PRODUCTS" means all goods manufactured in connection with the use of all or some of the Technology and/or any Improvement;


         (t) "REVENUES" has the meaning ascribed to it in section "6.3" hereinbelow;


         (u) "ROYALTY FEE" has the meaning ascribed to it in section "6.3" hereinbelow;


         (v) "SUB-LICENSE" has the meaning ascribed to it in section "4.1" hereinbelow as determined in accordance with Article "4" hereinbelow;


         (w) "SUB-LICENSEE" has the meaning ascribed to it in section "4.1" hereinbelow; and


         (x) "U.S. ACT" has the meaning ascribed to it in section "6.7" hereinbelow.

1.2 SCHEDULE. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following shall represent the only Schedule which is attached to this Agreement and which forms a material part hereof:


                     SCHEDULE                           DESCRIPTION
                     --------                           -----------


                  Schedule "A":                 Description of the Technology.


1.3 INTERPRETATION. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:


         (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;


         (b) the headings are for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope or extent of this or any provision of this Agreement;


         (c) any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and


         (d) words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and VICE VERSA.


                                    ARTICLE 2
                                    ---------
                                GRANT OF LICENSE
                                ----------------


2.1 GRANT OF LICENSE. In consideration herein, and the covenants on the part of the Licensee contained herein, the Licensor hereby grants to the Licensee the exclusive license to use or cause to be used the Technology and any Improvements in any manner and for any purpose whatsoever and including, without limiting the generality of the foregoing, to in any manner develop, maintain, manufacture, distribute (with the exclusivity of distribution only being limited to the areas of Canada, the United States and Mexico), market, sell, lease and/or license or sub-license all Products derived or developed from such Technology and to sell the same to the general public throughout the Area in perpetuity during the continuance of and in accordance with the terms and conditions set forth in this Agreement (collectively, again, the "LICENSE").

2.2 LIMITED PURPOSE OF LICENSE. It is specifically acknowledged by the Licensee that the within grant of the License is limited only to the purposes stated and does not constitute a grant of any right of ownership, right of assignment or any other right to dispose of the Technology except only as permitted herein and as may be, from time-to-time, permitted by the Licensor in writing.


2.3 PROVISION OF NECESSARY MATERIALS. For the purpose of manufacturing the Licensor will provide to the Licensee all necessary technical drawings, schematics and information and all appropriate assistance as may be required by the Licensee.


                                    ARTICLE 3
                                    ---------
                    PROPERTY RIGHTS IN AND TO THE TECHNOLOGY
                    ----------------------------------------


3.1 OWNERSHIP OF THE TECHNOLOGY. The Parties hereto hereby acknowledge and agree that the Licensor owns any and all right, title and interest in and to the Technology as well as any and all Improvements.


3.2 LICENSEE'S WARRANTY IN RESPECT OF OWNERSHIP OF THE TECHNOLOGY. The Licensee warrants and agrees that all trademarks, patents, copyright and other intellectual right, property and information, whether now existing, in progress, or arising in the future in any jurisdiction, of or in relation to the Technology, and as between the Parties hereto and any affiliates, subsidiaries, associates, or personnel of the Licensee, belong solely and exclusively to the Licensor. The Licensee warrants and agrees that all Improvements of the Technology belong to the Licensor whether developed or acquired by the Licensee or the Licensor.


3.3 PROHIBITION AGAINST DISPUTING LICENSOR'S RIGHTS. The Licensee warrants and agrees that, during and after the term of this Agreement, it will not contest the Licensor's right and ownership in and to any part of the Technology or any Improvements, nor will it in any way dispute or impugn the validity of any of the Licensor's ownership, copyright, trademark or patent therein nor the right of the Licensor to receive, whether by assignment or grant, any of the same.


3.4 INFRINGEMENT OF LICENSOR'S TRADEMARKS. The Licensee shall immediately notify the Licensor of any infringement or challenge or duplicate to the copyright, trademark or patent or proprietorship of the Technology as soon as the Licensee becomes aware of such and, should such occur in the Area, such challenge shall be defended or prosecuted by the Licensor at the mutual and equal cost of the Parties.


3.5 FURTHER ASSURANCES IN RESPECT OF THE TECHNOLOGY. The Licensee will, at the request and the cost of the Licensor, enter into such further agreements and execute any and all documents as may be required to ensure that ownership of the Technology and any Improvements resides with the Licensor.

                                    ARTICLE 4
                                    ---------
                                  SUB-LICENSING
                                  -------------


4.1 RIGHT TO SUB-LICENSE. The Licensee shall have the right to grant sub-licenses (each of which is herein again referred to as "SUB-LICENSE") to affiliated companies and other third parties (each of which is a "SUB-LICENSEE") with respect to the Technology and any Improvements within the Area with the prior written consent of the Licensor; such consent not to be unreasonably withheld. Any Sub-License must be granted in conformity with the terms of this Agreement and the covenants and agreements of the Licensee herein contained. In this regard a Sub-Licensee under this Article shall not be construed as an assignment under Article "14" hereinbelow. However, any Sub-License granted by the Licensee shall be personal to the Sub-Licensee and shall not be assignable without the prior written consent of the Licensor.


4.2 SUB-LICENSEE SUBJECT TO THIS AGREEMENT. Each Sub-Licensee shall be, and shall be stated to be, specifically subject to this Agreement and the due performance of the Licensee's obligations hereunder.


                                    ARTICLE 5
                                    ---------
                                 CONFIDENTIALITY
                                 ---------------


5.1 CONFIDENTIALITY IN GENERAL. The Parties hereto acknowledge and agree with each other that all information in respect to the Technology, Products, Improvements and the respective businesses of the Parties hereto is confidential, and the Parties hereto covenant and agree with each other to use their best efforts to ensure that such information does not become public knowledge and undertake not to disclose such information or any part thereof to any other person except to their respective consultants, subcontractors and employees as may be necessary to carry out their respective rights and obligations under this Agreement and except as may be required for their respective financial reporting, income tax or regulatory purposes.


5.2 CONFIDENTIALITY IN RESPECT OF THE LICENSOR AND THIS AGREEMENT. The Licensee will not, except as authorized or required by the Licensee's obligations hereunder, reveal or divulge to any person or companies any information concerning the organization, business, finances, transactions or other affairs of the Licensor, or of any of its subsidiaries, which may come to the Licensee's knowledge during the continuance of this Agreement, and the Licensee will keep in complete secrecy all confidential information entrusted to the Licensee and will not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the Licensor's business. This restriction will continue to apply after the termination of this Agreement without limit in point of time but will cease to apply to information or knowledge which may come into the public domain.

5.3 CONTROLS RESPECTING CONFIDENTIALITY. The Licensee warrants that all information in respect of the Technology, Products, Improvements and the business of the Licensor, whether documentary, electronic storage or otherwise, shall be maintained in confidence by the Licensee and the Licensee shall establish security systems and control systems sufficient within industry standards, or otherwise to the satisfaction of the Licensor, to protect the same. The Licensee warrants that it will initiate and maintain an appropriate internal program limiting the internal distributions of any such information to its officers, employees, servants or consultants and to effect the appropriate non-disclosure agreements from any and all persons who may have access to the same.


                                    ARTICLE 6
                                    ---------
                             LICENSE FEE AND ROYALTY
                             -----------------------


6.1 LICENSE FEE. In consideration of the within grant of the License herein by the Licensor to the Licensee in perpetuity the Licensee shall be required to maintain that License by way of the payment and/or issuance to the Licensor of an aggregate license fee of U.S. $2,200,000 (the "LICENSE FEE") in the following manner:


         (a) an initial U.S. $200,000 of the License Fee is payable to the Licensor by the Licensee in cash within 30 calendar days of the Execution Date of this Agreement;


         (b) a further U.S. $1,000,000 of the License Fee is payable to the Licensor by the Licensee, at the sole and absolute discretion of the Licensee, in cash and/or common shares of the capital stock of the Licensee (collectively, the "LICENSE FEE SHARES"); with the provision that at least U.S. $300,000 of this License Fee being payable in cash; and which payment and/or issuance must be made within 12 months from the Execution Date of this Agreement; and


         (c) the final U.S. $1,000,000 of the License Fee is payable to the Licensor by the Licensee, again at the sole and absolute discretion of the Licensee, in cash and/or License Fee Shares of the Licensee; with the provision that at least U.S. $300,000 of this final License Fee being payable in cash; and which payment and/or issuance must be made within 24 months from the Execution Date of this Agreement; and


failing any of which the within License will immediately then terminate. In this regard it is hereby acknowledged and agreed that, during the first year from the Execution Date of this Agreement, but before the first U.S. $1,000,000 payment of the within License Fee is due, the Licensee may cancel this Agreement at any time owing only the initial License Fee cash payment of U.S. $200,000 which is due within 30 calendar days of the Execution Date of this Agreement under paragraph "(a)" hereinabove.

In addition, and for the purposes of the Licensee's above election to issue any License Fee Shares as part of the License Fee herein, it is hereby acknowledged and agreed that the deemed price per License Fee Share to be issued, if any, would be determined, at the date of issuance by the Licensee to the Licensor, on the basis of the then average of the daily closing prices for the common shares of the Licensee for the ten consecutive full trading days during which the Licensee's common shares are actually traded, ending at the close of the trading day two trading days prior to the actual date of issuance by the Licensee to the Licensor.


6.2 EQUITY. It is hereby acknowledged and agreed by the Parties hereto that part of the License Fee as noted in section "6.1" hereinabove will be allocated to the purchase of a one percent (1%) equity position in the Licensor's common stock (approximately 1,000,000 common shares) to be issued in the Licensee's name commensurate with the initial License Fee cash payment under paragraph "6.1(a)" hereinabove.


6.3 ROYALTY FEE AND MINIMUM ADVANCE ROYALTY FEE. In additional consideration of the within grant of the License herein by the Licensor to the Licensee in perpetuity the Licensee shall also be required to pay to the Licensor a royalty fee (the "ROYALTY FEE") being the greater of:


         (a) at all times during the continuance of this Agreement, eight (8%) percent of all Product revenues (collectively, the "REVENUES") in respect of Gross Sales and of any other benefit, directly or indirectly collected or received, whether for cash or credit or by way of any benefit, advantage, equity, or concession (collectively, the "BENEFITS") from the manufacturing, distribution (with distribution only being limited to the areas of Canada, the United States and Mexico), sale or, where permitted by the Licensor in writing, sub-licensing, contracting, joint venturing, leasing, equity participation or any other activity in relation to the Products and any Improvements of the Technology in the Area; and


         (b) for a period of ten consecutive years only commencing on the date that the Licensee completes either the sale, transfer and/or assignment, as the case may be, and other than by way of Sub-License, of either all of the License rights acquired hereunder or of all of the assets or outstanding shares of the Licensee, by way of merger or amalgamation, as the case may be, a minimum advance Royalty Fee of not less than U.S. $2,000,000 for each of such ten years which shall be due and payable to the Licensor by the Licensee in cash; and which minimum advance Royalty Fee payments must be made within 20 business days from the end of each such ten calendar years;


failing any of which the within License will immediately then terminate. The Licensee shall establish sound procedures and processes for customer credit verification, invoicing, security and collections in that regard.

6.4 PAYMENT OF THE ROYALTY FEE. The Royalty Fee shall be paid and accounted quarterly, within ten calendar days after the end of each quarter, and the first quarter shall commence on the first day of the month following the month of the Effective Date hereof. The Royalty Fee shall be calculated on all amounts invoiced, or deemed invoiced, in a quarter. Within 60 calendar days (or such extended time as the Licensor may permit) of the end of each fourth quarter the Licensee shall render an annual statement with explanatory notes, shall make any adjustments thereto, and shall pay any Royalty Fee due from such adjustment upon presentation of such accounting or give notice of any deduction to be carried to apply to Revenues for the next quarter. The calculation of Revenues and Benefits and Royalty Fee payments shall be carried out in accordance with generally accepted United States accounting principles applied on a consistent basis. The Licensor may contest and/or audit any accounting within 90 calendar days of presentation of such report. However, an accounting may be challenged at any time that it comes to the attention of the Licensor that the Licensee failed to clearly disclose any material fact or Revenue or Benefit. Any and all expenses attributable to any audit shall be the responsibility of and for the sole account of the Licensor.


6.5 COLLECTION OF GROSS SALES. It shall be the responsibility of the Licensee to collect the amounts of Gross Sales and all risk of such shall be that of the Licensee. Notwithstanding that the Licensee shall not have invoiced a customer, it shall be deemed to have invoiced for all Products and Improvements of the Technology on the tenth calendar day after delivery of the same unless special circumstances, with prior approval in writing by the Licensor, pertain. However, the Licensee may deduct from Revenues upon which a Royalty Fee is calculated the uncollected receivables from preceding quarters which the Licensee has made BONA FIDE and reasonable best efforts to collect but the cost of collection shall not be deducted from Revenues for the purpose of the Royalty Fee calculation. The Royalty on Benefits shall be accounted to the Licensor immediately upon the same being received, allocated or otherwise creating value or ownership in the Licensee.


6.6 ADDITIONAL CONDITIONS ON ROYALTY FEE PAYMENTS. All Royalty Fee payments made by the Licensee to the Licensor hereunder shall be made in United States dollars without any reduction or deduction of any nature or kind whatsoever, except as set forth in this Agreement. Any Benefits shall be delivered to the Licensor in kind, unless otherwise agreed, and in the event that a Benefits' Royalty Fee cannot be lawfully delivered in kind the same shall be valued by a mutually selected valuator, which shall value the Benefit in the reasonable time-frame (if a share equity then at such time as the Licensor shall require delivery or, at the election of the Licensor, at the time that the Licensee shall sell the same) selected by the Licensee and the Royalty Fee shall be paid in United States dollars unless the Licensor shall have elected to take in kind.


6.7 INITIAL LEGENDING AND RESALE RESTRICTIONS RESPECTING ANY LICENSE FEE SHARES. Subject to section "6.8" hereinbelow, the Licensor acknowledges and understands that the initial certificates representing any License Fee Shares will be stamped with the following legend (or substantially equivalent language) restricting transfer in the following manner:

         "The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended, or the laws of any state, and have been issued pursuant to an exemption from registration pertaining to such securities and pursuant to a representation by the security holder named hereon that said securities have been acquired for purposes of investment and not for purposes of distribution. These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration, or the availability of an exemption from such registration. Furthermore, no offer, sale, transfer, pledge or hypothecation is to take place without the prior written approval of counsel to the Company being affixed to this certificate. The stock transfer agent has been ordered to effectuate transfers of this certificate only in accordance with the above instructions.".


                  In this regard the Licensor initially acknowledges and understands that:


         (a) any License Fee Shares will be restricted securities within the meaning of "RULE 144" promulgated under the United States Securities Act of 1933 (the "U.S. ACT");


         (b) subject to section "6.8" hereinbelow, the exemption from registration under Rule 144 will not generally be available in any event for at least one year from the date of issuance of the License Fee Shares, and even then will not be available unless (i) a public trading market then exists for the common stock of the Licensee, (ii) adequate information concerning the Licensee is then available to the public and (iii) other terms and conditions of Rule 144 are complied with; and


         (c) any sale of the License Fee Shares may be made by the Licensor only in limited amounts in accordance with such terms and conditions.


                  The Licensor further acknowledges and understands that, without in anyway limiting the acknowledgements and understandings as set forth hereinabove, the Licensor agrees that the Licensor shall in no event make any disposition of all or any portion of the License Fee Shares which the Licensor is acquiring hereunder unless and until:


         (a) there is then in effect a "REGISTRATION STATEMENT" under the U.S. Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or


         (b) (i) the Licensor shall have notified the Licensee of the proposed disposition and shall have furnished the Licensor with a detailed statement of the circumstances surrounding the proposed disposition, (ii) the Licensor shall have furnished the Licensee with an opinion of the Licensor's own counsel to the effect that such disposition will not require registration of any such License Fee Shares under the U.S. Act and (iii) such opinion of the Licensor's counsel shall have been concurred in by counsel for the Licensee and the Licensee shall have advised the Licensor of such concurrence.


6.8 REGISTRATION OF ANY LICENSE FEE SHARES. Subject to section "6.7" hereinabove, the Licensee hereby covenants and agrees that, upon the issuance by the Licensee to the Licensor of any License Fee Shares hereunder, and as soon as reasonably possible thereafter, the Licensee shall use all reasonable efforts to cause any such License Fee Shares to be registered under all applicable securities legislation and including, without limitation, the U.S. Act, and by way of, without limitation, the preparation and filing of a Registration Statement which, when effective, will be effective for a period of not less than one year from the date of issuance of any such License Fee Shares.


                                    ARTICLE 7
                                    ---------
                            ACCOUNTING AND INSPECTION
                            -------------------------


7.1 MAINTAINING SEPARATE RECORDS. The Licensee shall maintain at its principal place of business separate accounts, and records thereto, of business and activities conducted pursuant to this Agreement and such accounts and records to be in sufficient detail to enable Royalty calculations to be properly made under this Agreement. The Licensee shall retain the accounts, and records in relation thereto, for at least three years after the date upon which they were made and presented to the Licensor. The Licensee shall furnish such reasonable evidence as the Licensor deems necessary to verify the accounting and will permit the Licensor's representatives to make copies of or extracts from such accounts and records.


7.2 INSPECTION OF RECORDS. The Licensor shall have, on one business day notice, unimpeded right and authority to enter on the premises of the Licensee, its representatives, its agents, its counsel or any other party having control or possession of records or premises of the Licensee or in relation to its production or sales or distribution of the Products or Improvements, or control of any information relating to Technology, for the purpose of all such investigations as the Licensor may require to assure itself as to the compliance by the Licensee with appropriate technical standards, quality controls, security of the Technology, use of the Technology, payment of Royalties and compliance with this Agreement. The Licensee covenants to allow and assist the Licensor, and its duly authorized representatives, access to all the aforesaid premises and locations and access to all such personnel and other persons as the Licensor may require, and the Licensee shall make such premises, records and persons available within three business days of notice by the Licensor.

                                    ARTICLE 8
                                    ---------
                                   TRADEMARKS
                                   ----------


8.1 USE OF TRADEMARKS. The Licensee will be allowed to use any and all trademarks of the Licensor with respect to the Technology, Products and any Improvements.


                                    ARTICLE 9
                                    ---------
                     PERFORMANCE OBLIGATIONS OF THE LICENSEE
                     ---------------------------------------


9.1 PROMOTION AND MARKETING. The Licensee shall use its reasonable commercial efforts to promote, market and sell the Products and utilize the Technology and any Improvements and meet or cause to be met the market demand for the Products and the utilization of the Technology and any Improvements in accordance with the terms and conditions of this Agreement.


9.2 ASSISTING THE LICENSOR IN RESEARCH. The Licensee hereby agrees to assist the Licensor in its Liprostin(TM)/PROstent(TM) research by sponsoring an arm of the research devoted to stent coatings. In this regard the Licensee's budget for the first 12 month development period shall be not less than the lesser of U.S. $500,000 and such amount as may be required in order to carry out two animal trials in conjunction with Liprostin(TM)/PROstent(TM), and all research to be performed by the Licensee and the Licensor with respect to Liprostin(TM)/PROstent(TM) shall be performed using the FDA approved protocol and in such a manner as to assure compliance with FDA regulations.


9.3 RESEARCH MILESTONES. The Parties hereto agree that the timing of the research relating to the Liprostin(TM)/PROstent(TM) is critical. Therefore, the Licensee hereby agrees to use its reasonable commercial efforts to attain a position in Phase III clinical trials by the beginning of the fourth year after the Execution Date of this Agreement; failing which the Licensee will relinquish the control of the research relating to the Liprostin(TM)/PROstent(TM) to the Licensor and the Licensee will continue to be responsible for the costs of such research.


                                   ARTICLE 10
                                   ----------
                                    INSURANCE
                                    ---------


10.1 INSURANCE. Within 60 calendar days of the first sale of any Product or the completion of clinical or other testing using human subjects using a Product the Licensee shall procure and maintain, during the term of this Agreement, the insurance outlined in sections "10.2" and "10.3" hereinbelow and otherwise comply with the insurance provisions contained therein.

10.2 NOTICE AND AMENDMENTS TO INSURANCE. One month prior to the first sale of any Product the Licensee will give notice to the Licensor of the terms and amount of the public liability, product liability and errors and omissions insurance which it has placed in respect of the same; which in no case shall be less than the insurance which a reasonable and prudent businessman carrying on a similar line of business would acquire. This insurance shall be placed with a reputable and financially secure insurance carrier and shall provide primary coverage with respect to the activities contemplated by this Agreement. Such policy shall include severability of interest and cross-liability clauses and shall provide that the policy shall not be cancelled or materially altered except upon at least 30 calendar days' written notice to the Licensor. The Licensor shall have the right to require reasonable amendments to the terms or the amount of coverage contained in the policy. Failing the Parties agreeing on the appropriate terms or the amount of coverage, then the matter shall be determined by arbitration as provided for herein. The Licensee shall provide the Licensor with certificates of insurance evidencing such coverage seven calendar days before commencement of sales of any Product and the Licensee covenants not to sell any Product before such certificate is provided and approved by the Licensor or to sell any Product at any time unless the insurance outlined in this section is in effect.


10.3 INSURANCE BY SUB-LICENSEE. The Licensee shall require that each Sub-Licensee under this Agreement shall procure and maintain, during the term of the Sub-License, public liability, product liability and errors and omissions insurance in reasonable amounts with a reputable and financially secure insurance carrier.


                                   ARTICLE 11
                                   ----------
                                      TERM
                                      ----


11.1 TERM. The term of this Agreement shall be perpetual and be in full force and effect as long as the terms and conditions of this Agreement are being met.


                                   ARTICLE 12
                                   ----------
                      JOINT VENTURE OPTION OF THE LICENSEE
                      ------------------------------------


12.1 LICENSEE'S OPTION TO FORM A JOINT VENTURE. As a consequence of the within License the Licensee shall have an exclusive option, during the first 90 calendar days of the term of this Agreement and the License, to form a 50/50 joint venture relationship (the "JOINT VENTURE") with the Licensor to develop the Licensor's present ANGIOGENIX(TM) coating products and the resorbable stent and catheter technology consequent thereon (collectively, the "NEW TECHNOLOGY"). As a result of the proposed Joint Venture the Licensor shall be obligated to contribute the New Technology to the Joint Venture, which will have a deemed Joint Venture value of U.S. $2,500,000 attributable thereto, for research already performed. The Licensee's corresponding contribution to the Joint Venture will be to seek and secure, in such manner and to such extent as the Licensee may determine, in its sole and absolute discretion, and within 12 months following the documented formation of the Joint Venture as contemplated in section "12.2" hereinbelow, such private and/or public equity and/or debt funding in the Joint Venture as may be necessary to maintain the research of the New Technology in a manner and to an extent which is agreeable to all partners of the Joint Venture. In this regard certain allowances with respect to the exact percentage of ownership of the Joint Venture by the Licensor and the Licensee may be made to comply with any taxing authority's regulations to avail the Joint Venture of all available tax credits.


12.2 EFFORTS TO COMPLETE A JOINT VENTURE. Upon the Licensee exercising its within right and option to form the Joint Venture contemplated herein the Parties hereto agree to use their commercial reasonable efforts to form and document the Joint Venture within 90 calendar days from date of any such exercise. In that regard any formal Joint Venture structure will contain terms and conditions standard in the industry and including, without limitation, standard dilution provisions, and should the Parties hereto be unable to determine the final terms thereof the matter shall be determined by arbitration as provided for herein.


                                   ARTICLE 13
                                   ----------
                    LICENSEE IS INDEPENDENT AND NOT AN AGENT
                    ----------------------------------------


13.1 INDEPENDENT CONTRACTOR. The Licensee shall be an independent contractor and not an employee of the Licensor, and the Licensor assumes no obligations, contractual or otherwise, existing or which may arise with respect to the Licensee's operations. Nothing contained herein shall constitute a partnership or joint venture between the Parties hereto, and all sales made by the Licensee shall be in the Licensee's name without reference to the Licensor if deemed so.


13.2 LICENSEE NOT AGENT. The Licensee shall have no right to pledge the credit of the Licensor, and the Licensee is not, and shall not describe itself as, the agent of the Licensor or the manufacturer of any of the Products utilizing the Technology or any Improvements.


                                   ARTICLE 14
                                   ----------
                                   ASSIGNMENT
                                   ----------


14.1 ASSIGNMENT BY LICENSEE. The Licensee shall not assign this Agreement or any rights hereunder in whole or in part unless it shall have first requested and obtained the consent in writing of the Licensor to such proposed assignment. The Licensor's consent thereto will not be unreasonably withheld; provided, however, that the proposed assignee has agreed in writing with the Licensor to be bound by and to observe the covenants of the Licensee herein contained.


14.2 ASSIGNMENT BY LICENSOR. This Agreement and all rights hereunder may be assigned or transferred by the Licensor at any time provided that the Licensor's assignee agrees to expressly honour the terms and conditions of this Agreement.

14.3 DEEMED ASSIGNMENT. The change in control of the Licensee, in whole or in part, shall be deemed to be an assignment of this Agreement and the Licensee's rights hereunder and shall be subject to section "14.1" hereinabove.


                                   ARTICLE 15
                                   ----------
                  REPRESENTATIONS AND WARRANTIES BY THE PARTIES
                  ---------------------------------------------


15.1 REPRESENTATIONS AND WARRANTIES BY THE LICENSOR. In order to induce the Licensee to enter into and consummate this Agreement the Licensor hereby represents and warrants to the Licensee, with the intent that the Licensee will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Licensor, after having made due enquiry:


         (a) the Licensor has been duly incorporated and organized, is validly existing and is in good standing under the laws of the jurisdiction of its incorporation;


         (b) the Licensor has the full corporate power and authority to enter into this Agreement;


         (c) the Licensor is duly registered and licensed to carry on business in the jurisdictions in which it carries on business or owns property where required under the laws of that jurisdiction;


         (d) the entering into of this Agreement by the Licensor does not and will not conflict with, and does not and will not result in a breach of, any of the terms of the Licensor's incorporating documents or any agreement or instrument to which the Licensor is a party;


         (e) the Licensor is the legal and beneficial owner and registered holder of the patented Technology and all related trade-marks; and


         (f) this Agreement has been duly authorized by all necessary corporate action on the part of the Licensor, is validly executed and delivered by the Licensor and is enforceable in accordance with its terms.


15.2 REPRESENTATIONS AND WARRANTIES BY THE LICENSEE. In order to induce the Licensor to enter into and consummate this Agreement the Licensee hereby represents and warrants to the Licensor, with the intent that the Licensor will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Licensee, after having made due enquiry:

         (a) the Licensee has been duly incorporated and organized, is validly existing and is in good standing under the laws of the jurisdiction of its incorporation;


         (b) the Licensee has the full corporate power and authority to enter into this Agreement;


         (c) the Licensee is duly registered and licensed to carry on business in the jurisdictions in which it carries on business or owns property where required under the laws of that jurisdiction;


         (d) the entering into of this Agreement by the Licensee does not and will not conflict with, and does not and will not result in a breach of, any of the terms of the Licensee's incorporating documents or any agreement or instrument to which the Licensee is a party; and


         (e) this Agreement has been duly authorized by all necessary corporate action on the part of the Licensee, is validly executed and delivered by the Licensee and is enforceable in accordance with its terms.


                                   ARTICLE 16
                                   ----------
                      INDEMNIFICATION AND LEGAL PROCEEDINGS
                      -------------------------------------


16.1 INDEMNIFICATION. The Parties hereto agree to indemnify and save harmless each other Party hereto and including, where applicable, their respective affiliates, directors, officers, employees and agents (each such party being an "INDEMNIFIED PARTY") harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind, including any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement, without limiting the generality of the foregoing, against any damages or losses, consequential or otherwise, arising from or out of the use of the Technology or any Improvements or Products licensed under this Agreement by the Licensee or its Sub-Licensees or their respective customers or end-users howsoever the same may arise.


16.2 NO INDEMNIFICATION. This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct.

16.3 CLAIM OF INDEMNIFICATION. The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.


16.4 NOTICE OF CLAIM. In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against any of the Parties hereto, the Indemnified Party will give the relevant Party hereto prompt written notice of any such action of which the Indemnified Party has knowledge and such Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt Consulting of counsel acceptable to the Indemnified Party affected and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve any Party hereto of such Party's obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by any Party hereto of substantive rights or defenses.


16.5 SETTLEMENT. No admission of liability and no settlement of any action shall be made without the consent of each of the Parties hereto and the consent of the Indemnified Party affected, such consent not to be unreasonable withheld.


16.6 LEGAL PROCEEDINGS. Notwithstanding that the relevant Party hereto will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:


         (a)      such counsel has been authorized by the relevant Party hereto;


         (b) the relevant Party hereto has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;


         (c) the named parties to any such action include that any Party hereto and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party hereto and the Indemnified Party; or


         (d) there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to any Party hereto.


16.7 CONTRIBUTION. If for any reason other than the gross negligence or bad faith of the Indemnified Party being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Party or insufficient to hold them harmless, the relevant Party hereto shall contribute to the amount paid or payable by the Indemnified Party as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by any Party hereto on the one hand and the Indemnified Party on the other, but also the relative fault of the Parties and other equitable considerations which may be relevant. Notwithstanding the foregoing, the relevant Party hereto shall in any event contribute to the amount paid or payable by the Indemnified Party, as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Party), any excess of such amount over the amount of the fees actually received by the Indemnified Party hereunder.


                                   ARTICLE 17
                                   ----------
                                  FORCE MAJEURE
                                  -------------


17.1 EVENTS. If either Party hereto is at any time either during this Agreement or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.


17.2 NOTICE. A Party shall within three calendar days give notice to the other Party of each event of FORCE MAJEURE under section "17.1" hereinabove, and upon cessation of such event shall furnish the other Party with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of FORCE MAJEURE and all preceding events of FORCE MAJEURE.


                                   ARTICLE 18
                                   ----------
                                   ARBITRATION
                                   -----------


18.1 MATTERS FOR ARBITRATION. The Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof.


18.2 NOTICE. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof, that any Party intending to refer any matter to arbitration shall have given not less than five business days' prior written notice of its intention to do so to the other Party together with particulars of the matter in dispute. On the expiration of such five business days the Party who gave such notice may proceed to refer the dispute to arbitration as provided for in section "18.3" hereinbelow.

18.3 APPOINTMENTS. The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Party of such appointment, and the other Party shall, within five business days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within five business days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairman of the arbitration herein provided for. If the other Party shall fail to appoint an arbitrator within five business days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed in accordance with the Arbitration Act. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place for the purpose of hearing the evidence and representations of the Parties, and he shall preside over the arbitration and determine all questions of procedure not provided for by the ARBITRATION ACT or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award.


18.4 LIMITATIONS. The Parties agree that all matters submitted to arbitration hereunder shall not be limited in the scope of discovery prior to the hearing of evidence at any such arbitration.


18.5 AWARD. The Parties also agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.


                                   ARTICLE 19
                                   ----------
                             DEFAULT AND TERMINATION
                             -----------------------


19.1 DEFAULT. The Parties hereto agree that if any Party hereto is in default with respect to any of the provisions of this Agreement (herein called the "DEFAULTING PARTY"), the non-defaulting Parties (herein called, collectively, the "NON-DEFAULTING PARTY") shall give notice to the Defaulting Party designating such default, and within 15 calendar days after its receipt of such notice, the Defaulting Party shall either:


         (a) cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

         (b) give the Non-Defaulting Party notice that it denies that such default has occurred and that it is submitting the question to arbitration as herein provided.


19.2 ARBITRATION. If arbitration is sought a Party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration under the provisions of Article "18" hereinabove.


19.3 CURING THE DEFAULT. If:


         (a) the default is not so cured or the Defaulting Party does not commence or diligently proceed to cure the default; or


         (b)      arbitration is not so sought; or


         (c) the Defaulting Party is found in arbitration proceedings to be in default, and fails to cure it within five calendar days after the rendering of the arbitration award,


the Non-Defaulting Party may, by written notice given to the Defaulting Party at any time while the default continues, terminate the interest of the Defaulting Party in and to this Agreement.


                                   ARTICLE 20
                                   ----------
                                     NOTICE
                                     ------


20.1 NOTICE. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a recognized post office and addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party as set forth below or at such other address as any party may hereinafter designate in writing to the other Party. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

         If to the Licensor:  Attention: David P. Summers, President
                              Endovasc Ltd., Inc.
                              15001 Walden Road, Suite 108
                              Montgomery, Texas
                              U.S.A., 73356
                              Telephone: (o)o and Fax: (o)o; and


         If to the Licensee:  Attention: Mr. Alan P. Lindsay, President
                              MIV Therapeutics, Inc.
                              Unit 1, 8765 Ash Street
                              Vancouver, British Columbia
                              Canada, V6P 6T3
                              Telephone: (604) 301-9545 and Fax: (604) 301-9546.


20.2 CHANGE OF ADDRESS. Either Party may at any time and from time to time notify the other Party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.


                                   ARTICLE 21
                                   ----------
                               GENERAL PROVISIONS
                               ------------------


21.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.


21.2 TIME OF THE ESSENCE. Time will be of the essence of this Agreement.


21.3 FURTHER ASSURANCES. The Parties will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.


21.4 REPRESENTATION AND COSTS. It is hereby acknowledged by each of the Parties hereto that, as between the Licensor and the Licensee herein, Devlin Jensen, Barristers and Solicitors, acts solely for the Licensee, and that the Licensor has been advised by both Devlin Jensen and the Licensee to obtain independent legal advice with respect to the Licensor's review and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties hereto that each Party to this Agreement will bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by Devlin Jensen shall be at the cost of the Licensee.

21.5 APPLICABLE LAW. The situs of this Agreement is Vancouver, British Columbia, however, for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the State of Nevada, U.S.A.. This Agreement shall be litigated in the Courts of the State of Nevada, U.S.A. unless otherwise agreed by the Parties hereto or unless otherwise permitted by the Licensee.


21.6 SEVERABILITY AND CONSTRUCTION. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any Party hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and effect as of the date upon which the ruling becomes final).


21.7 CAPTIONS. The captions, section numbers and Article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.


21.8 COUNTERPARTS. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the Effective Date as set forth on the front page of this Agreement.


21.9 NO PARTNERSHIP OR AGENCY. The Parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of the other Party, nor create any fiduciary relationship between them for any purpose whatsoever.


21.10 CONSENTS AND WAIVERS. No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:


         (a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

         (b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;


         (c)      constitute a general waiver under this Agreement; or


         (d) eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.


                  IN WITNESS WHEREOF the Parties hereto have hereunto set their respective hands and seals in the presence of their duly authorized signatories as at the Execution Date as hereinabove determined.


The CORPORATE SEAL of                       )
ENDOVASC LTD., INC.,                        )
-------------------                         )
the Licensor herein, was hereunto           )
affixed in the presence of:                 )
                                            )               (C/S)
/S/ DAVID STUENENBERG                       )
--------------------------------------------
Authorized Signatory                        )


The CORPORATE SEAL of                       )
MIV THERAPEUTICS, INC.,                     )
----------------------                      )
the Licensee herein, was hereunto           )
affixed in the presence of:                 )
                                            )               (C/S)
/S/ ALAN LINDSAY                            )
--------------------------------------------)
Authorized Signatory                        )
Alan P. Lindsay
Chairman, President and CEO

                                   SCHEDULE A
                                   ----------



         This is Schedule "A" to that certain License Agreement, dated effective April 29, 2002, as entered into between Endovasc Ltd., Inc. and MIV Therapeutics, Inc.


                          DESCRIPTION OF THE TECHNOLOGY
                          -----------------------------


1. Patent Application No. 09/309,949; Filed on May 11, 1999; "Prosthesis With Biodegradable Surface Coating and Method For Making Same" [This application is a continuation-in-part application of U.S. Patent Application Serial No. 08/797,743 filed on February 7, 1997].

         Abstact: A vascular structure includes suitable mechanical properties needed to open and maintain a vessel, duct, tract, or organ and precise chronicity controlling the release and delivery of a bioactive agent carried on the vascular structure. The bioactive agent is capable of acting upon and altering the mechanisms of biologic systems in a manner providing a medicinal therapy. The vascular structure includes at least one layer or coating of the bioactive agent overlaid by a permiable membrane for controlling the osmotic release of the bioactive agent.


2. Patent Application Serial No. 08/797,743; Filed on February 7, 1997; "Composition and Method For Making a Biodegradable Drug Delivery Stent".

         Abstract: A stent or vascular graft for supporting a blood vessel or organ lumen is coated with a biodegradable, resorbable and hemocompatible surface substrate. Biologically active microspheres which controllably release the biologically active agent into the vessel wall or organ to inhibit restenosis of the stent is embedded in the stent substrate. The biologically active microspheres include encapsulated PGE1 in a water soluble polyethylene glycol mix, which over a period of time dissolves and releases the PGE1 into the vessel wall or organ.

                                   ----------